EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 12, 2007, relating to the consolidated financial statements of Eureka Broadband Corporation, to Amendment No. 1 to the Form S-1 (Registration Statement No. 333-147720) and related Prospectus of Broadview Networks Holdings, Inc.

Very truly yours,

/s/  Salibello & Broder LLP
Salibello & Broder LLP

June 27, 2008